Exhibit 99.1

ChineseInvestors.com, Inc. Announces Plans to Launch the First Chinese Daily Video News Broadcast from the NYSE Covering Cryptocurrency and Blockchain Technology

SAN GABRIEL, CA (August 28, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces its plans to launch the first Chinese daily video news broadcast from the NYSE covering digital currency and blockchain technology. The videos will be produced by Wall Street Multimedia (“WSM”), an independent news agency located in the NYSE. The broadcasts, anticipated to begin airing in October, will provide timely information and exclusive analysis regarding all aspects of the emerging digital currency world, including specific cryptocurrencies, such as “bitcoin” and “ethereum,” industry trends, price movement, blockchain technology, sector-related stocks and ETFs, etc.

“I have been following the progression of the cryptocurrency market closely since 2014,” says Warren Wang, founder and CEO of CIIX. “Since January 2015, the price of bitcoin has increased 500% from $200 to $1,000 in January 2017, and recently spiked to a record high over $4,800. For example, during the Cyprus bank crisis, the government imposed a tax on savings accounts to make up for bank losses. During this crisis, bitcoin reached nearly $1,000. Recently, with bitcoin being recognized as an accepted payment method in Japan, coupled with the limited quantities of bitcoin being issued in the market, the price of bitcoin exceeded $4,000. As the cryptocurrency market continues to grow, we believe this is the optimal time to launch our daily Chinese digital currency news broadcast in conjunction with WSM from the NYSE.”

Wall Street Multimedia, Inc. is a professional financial media company that delivers information on the global financial markets to Chinese audiences globally. As one of the first Chinese media companies to cover trends and developments in the U.S. securities market, WSM has established relationships with the major US stock exchanges dating back many years. As a result, WSM is the only Chinese media outlet that can instantly access information from several major U.S. stock exchanges simultaneously and has the ability to conduct on-site interviews in those stock exchanges, including the NYSE, the NASDAQ, the American Stock Exchange, the Chicago Mercantile Exchange and the New York Mercantile Exchange.

“After the recent launch of our Cryptocurrency Education and Trading Subscription Service, the Company decided to further expand its presence in the digital currency market,” says Wang. “Similar to U.S. stocks, as the price of digital currency, such as bitcoin, continues to increase, we expect that Chinese people all over the world will take notice and will want access to timely information regarding market trends, news, and analysis. We look forward to being the premier source for this information.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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